EXHIBIT 1.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

     We have issued our report dated December 22, 2014, with respect to the financial statements of Advisors Disciplined Trust 1058, comprising Advisors Corporate Trust--Navellier/Dial High Income Opportunities Portfolio, Series 75 contained in Post-Effective Amendment No. 1 to the Registration Statement on Form S-6 (File No. 333-188157) and related Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."



                                        /s/ Grant Thornton LLP

Chicago, Illinois
December 22, 2014